Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-147796 on Form S-3 and Registration Statements No. 333-148993, 333-148238, 333-147450, and 333-147449 on Form S-8 of our reports dated February 28, 2011, relating to the consolidated financial statements and financial statement schedule of Vulcan Materials Company and its subsidiary companies (the “Company”), and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Vulcan Materials Company for the year ended December 31, 2010.

Birmingham, Alabama
February 28, 2011

Exhibit 23